SECOND AMENDMENT TO PREPAID FORWARD PURCHASE AGREEMENT

This Second Amendment to Prepaid Forward Purchase Agreement (this "**Amendment**"), dated as of March 30, 2018 ("**Amendment Date**"), is made by and between Racine FundingCo, LLC, a New York limited liability company ("**Purchaser**"), on the one hand, and Rennova Health, Inc., a Delaware corporation ("**Rennova**"), Biohealth Medical Laboratory, Inc., a Florida corporation ("**Biohealth**"), and PB Laboratories, LLC, a Florida limited liability company ("**PB**," and collectively with Rennova and Biohealth, jointly and severally, "**Seller**"), on the other hand. Christopher Eric Diamantis, an individual who resides in Florida ("**Diamantis**"), is also a party hereto and is referred to herein as "**Guarantor**."

WHEREAS, Purchaser, Seller, and Guarantor are parties to that certain Prepaid Forward Purchase Agreement, dated as of March 31, 2016, as amended on March 24, 2017 (as further amended, supplemented, or otherwise modified from time to time, the "**Purchase Agreement**"); and

WHEREAS, Purchaser, Seller, and Guarantor have determined to amend certain terms of the Purchase Agreement, as more particularly described and set forth in this Amendment.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

2. PAYMENT OF FEE. Seller will pay to Purchaser, on or before April 2, 2018, a fee in the amount of $100,000 (the "**Fee**") in immediately available funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A to the Purchase Agreement. For the avoidance of doubt, the Fee (a) is distinct from, and in addition to, the Total Investment Return, and (b) shall not be deemed to be an amount paid by Seller to Purchaser under the Purchase Agreement. Notwithstanding the foregoing, if Seller pays the amounts due to Purchaser pursuant to Section 2.2(c) of the Purchase Agreement prior to May 30, 2018, the Fee will be reduced pro rata, and, after such reduction, the portion of the Fee due to Seller shall be returned.

3. AMENDMENT TO PURCHASE AGREEMENT. Section 2.2(c) of the Purchase Agreement is hereby amended and restated as of the date of this Amendment in its entirety as follows:

> (c) If, as of May 30, 2018, Seller has not paid the Total Investment Return to Purchaser for any reason (including that no Proceeds have been generated), (I) Seller shall pay the amount set forth in clause (a) of the definition of Total Investment Return (i.e., $7,200,000 plus an amount equal to the 20% accrued interest thereon (calculated as of the date of payment) less any amounts previously paid by Seller to Purchaser hereunder) to Purchaser as of such date in immediately available funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A, (II) the amounts set forth in clauses (b) and (c) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent Proceeds are generated in excess of the amount due under the foregoing clause (I)), and (III) the amount set forth in clause (d) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent applicable). If Seller fails to satisfy the covenant set forth in the foregoing clause (I), (w) Guarantor shall, on or before May 31, 2018, pay the amount set forth in such clause (I) (i.e., $7,200,000 plus an amount equal to the 20% accrued interest thereon (calculated as of the date of payment) less any amounts previously paid by Seller to Purchaser hereunder) to Purchaser in immediately available

funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A, (x) the amount set forth in clause (a) of the definition of Total Investment Return shall remain due and owing to Purchaser to the extent Proceeds are generated (and, with respect to up to the first dollar return of the an amount equal to $7,200,000 plus the 20% accrued interest thereon (calculated as of date of payment) of such Proceeds received by Purchaser from Seller, Purchaser shall promptly pay over such amount to Guarantor to the extent that Guarantor satisfied his obligation pursuant to the foregoing clause (w)), (y) the amounts set forth in clauses (b) and (c) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent Proceeds are generated in excess of the amount due under the foregoing clause (I)), and (z) the amount set forth in clause (d) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent applicable).

4. **HEADINGS.** Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

5. **INCORPORATION OF AMENDMENT.** Except as expressly amended in this Amendment, all terms, covenants and provisions of the Purchase Agreement are and shall remain in full force and effect without further modification or amendment. This Amendment shall be deemed incorporated into, and made a part of, the Purchase Agreement, and all references in the Purchase Agreement and other Transaction Documents to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

6. **ENTIRE AGREEMENT.** This Amendment, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations, or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein and in the Purchase Agreement and the other Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Amendment Date.

SELLER:
RENNOVA HEALTH, INC.

By: */s/ Seamus Lagan*
Name: Seamus Lagan
Title: CEO

BIOHEALTH MEDICAL LABORATORY, INC.

By: */s/ Seamus Lagan*
Name: Seamus Lagan
Title: CEO

PB LABORATORIES, LLC

By: */s/ Seamus Lagan*
Name: Seamus Lagan
Title: CEO

PURCHASER:
RACINE FUNDINGCO, LLC

By: */s/ Elizabeth O' Connell*
Name: Elizabeth O' Connell
Title: CFO

GUARANTOR:

/s/ Christopher Eric Diamantis
Christopher Eric Diamantis